MARKETING AND DISTRIBUTION AGEEMENT BETWEEN
                  INVESTORS PARTNER LIFE INSURANCE COMPANY AND
                            JOHN HANCOCK FUNDS, INC.

         AGREEMENT made this _____ day of ________________, 1999 by and among John Hancock Funds, Inc., a Delaware corporation ("JHFI"), Investors Partner Life Insurance Company, a Delaware corporation, Investors Partner Life Insurance Company of New York, Inc., a New York corporation (which together with Investors Partner Life Insurance Company shall be hereinafter referred to as "IPL"), and IPL on behalf of its existing and future separate accounts registered under the Investment Company Act of 1940 ("1940 Act"), including Separate Account IPL-1 of Investors Partner Life Insurance Company (hereinafter collectively referred to as the "Separate Account"). This Agreement establishes the relationship among the parties for the marketing and distribution of variable life insurance contracts ("Contracts") to be issued by IPL.

         WHEREAS IPL is or will be engaged in the issuance of variable life insurance contracts in accordance with both Federal and state securities laws and with the insurance laws of the states in which the contracts have been qualified for sale; and

         WHEREAS JHFI is registered as a broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934 ("1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc.; and

         WHEREAS IPL desires to have JHFI act as principal underwriter and distributor of certain variable life insurance contracts issued or to be issued by IPL, as specified on Appendix A hereto, and to assume responsibility for all of the securities activities of each "associated person" (as that term is defined in Section 3(a)(18) of the 1934 Act) of JHFI and engaged directly or indirectly in the sale of the contracts; and

         WHEREAS IPL desires to retain JHFI as principal distributor for distribution and marketing of the Contracts and JHFI desires to provide such services;

NOW, THEREFORE, the parties agree as follows:

1     Authorization

(a) IPL, as issuer of the Contracts under the state insurance laws, hereby authorizes JHFI, as the principal underwriter for the purposes of Federal and state securities laws, to distribute the Contracts through independent broker/dealers (hereinafter referred to as "broker/dealer" or "broker/dealers") who are affiliated with, or are themselves, independent life insurance agencies and who will distribute and sell the Contracts. JHFI agrees to abide by all rules and regulations of the NASD, including its Rules of Conduct, and to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Contracts.

(b) IPL shall select the broker/dealers through which the Contracts will be distributed (the "Selling Broker/Dealers"). Under the terms of the Soliciting Dealer Agreement which the Selling Broker/Dealer will sign, the Selling Broker/Dealer shall offer the Contracts only to persons for whom such Contracts are suitable. All applications are subject to the acceptance or rejection by IPL.

(c) IPL, in its sole discretion, may at any time and upon written notice, withhold or withdraw the authority of JHFI and/or any broker/dealer to solicit applications for the Contracts. Upon such notice, JHFI agrees to immediately cease all such solicitations and to notify the broker/dealer(s) of the withdrawal(s) of such authority. It is understood that IPL retains the right to reject or terminate the authorization of any broker/dealer.

2     Independence of Corporate Identities

         This agreement and the relationship established hereby do not constitute an agency, partnership, association or other merging of corporate identities between IPL and JHFI. JHFI is an independent contractor and shall maintain SIPC coverage during at all times during which this Agreement, or any provision thereof, is in effect.

3     Duties of JHFI

(a)      Distribution of the Contracts

(a)(1) JHFI shall use its best efforts to introduce and distribute IPL Contracts through national broker/dealers, regional broker/dealers, financial institution (bank) broker/dealers, and other broker/dealer firms.

(a)(2) JHFI shall execute a Soliciting Dealer Agreement with the broker/dealers so selected, and IPL also shall be a party to the Agreement, the form of which is attached hereto as Appendix B. The Soliciting Dealer Agreement shall expressly state that said broker/dealer will assume full responsibility for compliance with the NASD Rules of Conduct, applicable Federal and state securities laws and regulations, and state insurance laws and regulations in connection with its offer, sale, and servicing of the Contracts.

(a)(3) JHFI is responsible for instructing each broker/dealer to offer the Contracts for sale in accordance with the prospectus describing the Contract.

(b)     Services

         JHFI shall notify broker/dealers of the issuance of any stop order or any Federal or state judicial or regulatory proceeding which would prevent the sale of Contracts in any state or jurisdiction.

4     Duties of IPL

(a) Each soliciting broker/dealer will certify that its Registered Representatives (hereinafter "Representatives") are (or at all times when legally required will be) licensed by the NASD and that all such Representatives are (or at all times when legally required will be) licensed as insurance agents. IPL will appoint the representatives as its agents in the appropriate jurisdiction(s). Each broker/dealer shall be appointed by IPL as an insurance agent only for the purpose contemplated by this Agreement. IPL shall assume the initial expense where appropriate of appointment of the representative as life insurance agents of IPL.

(b) IPL, on behalf of the broker/dealer through whom a Contract is sold, will confirm in accordance with Rule 10b-10 under the 1934 Act the initial allocation of a premium payment under the Contract and such other transactions as are required by Rule 10b-10 or applicable administrative interpretations thereof.

(c) IPL, at its expense, shall be responsible for obtaining the approval of the forms of the applications and Contracts which are the subject of this Agreement from the applicable regulatory authorities.

(d) IPL shall, at its expense, provide broker/dealers with all necessary Contract related forms, except those prepared and provided by JHFI (including, but not limited to, applications, Contracts, prospectuses, and administrative forms). IPL shall determine the supply needed.

(e) IPL shall, at its expense, provide the following services to broker/dealers who have entered into Soliciting Dealer Agreements with JHFI and IPL:

         (1) Assistance to the broker/dealers in arranging for the insurance appointment of the broker/dealer's licensed sales force;

         (2) An 800 number customer service unit to render pre- and post-sales and servicing assistance to the broker/dealer and its staff with respect to Contracts;

         (3) All prospectuses, any current supplements thereto, and product brochures as well as the relevant administrative forms for the processing of applications; and

         (4) Assistance and advice to the broker/dealers regarding the preparation of any other sales and marketing material, provided however, that the cost of any other such marketing material, including direct mail literature, special signage, or approved changes in the material supply, will be the broker/dealer's responsibility.

(f) IPL reserves the right to withdraw, change or modify any of the Contracts and/or applications covered by this Agreement and to withdraw wholly or in part from the marketing of Contracts in any state without incurring any liability or obligation to JHFI.

5     Accounting

         IPL shall be responsible for the collection of premiums by representatives of the Selling Broker/Dealers. JHFI shall instruct the representatives to remit all premiums to IPL or its designee immediately upon receipt, together with all applications and related information. All premiums shall be in the form of checks, money orders, or electronic funds transfers payable to IPL and shall be accompanied by listings identifying the applications to which they relate.

6     Compensation

         JHFI and IPL shall enter into selling agreements or Soliciting Dealer Agreements with qualified broker/dealers which require IPL to pay (on behalf of JHFI) commissions or other compensation to such broker/dealers. IPL agrees that the payment of any such commissions or other compensation shall be the sole responsibility of IPL.

7     Indemnification

(a) JHFI agrees to indemnify and hold IPL harmless from and against any loss, cost, expense, liability, claim or damage incurred by IPL (including, but not limited to, fines, penalties, and reasonable attorneys' fees) arising as a result of any action or inaction of JHFI or its officers or employees, or any broker/dealer in connection with the marketing, sale, and distribution of the Contracts as contemplated by this Agreement and the related Selling Agreements.

(b) IPL agrees to indemnify and hold JHFI harmless from and against any loss, cost, expense, liability, claim, or damage incurred by JHFI (Including but not limited to fines, penalties, and reasonably attorneys' fees) arising as a result of the form of the Contracts, applications, prospectuses, and Statements of Additional Information (but not including the prospectus or the Statement of Additional Information for the VST) or marketing materials created by IPL and related to such materials.

8     Cooperation

(a) IPL and JHFI agree to cooperate with respect to the investigation and settlement of all claims which may be made against IPL, JHFI, or any broker/dealer involving the solicitation of applications for, sale or the servicing of the Contracts. JHFI shall promptly forward to IPL any notices of claim or relevant information concerning a potential claim which may come into its possession, and shall promptly forward to IPL any legal papers served involving such claim.

(b) JHFI shall immediately notify IPL, and IPL shall immediately notify JHFI, of the issuance by any regulatory body of any order with respect to its operation or business, or the initiation of any proceeding for any purpose relating to the sale of the Contracts, and of any other actions or circumstances that may prevent the lawful offer or sale of any f the Contracts in any state or jurisdiction. In addition, JHFI shall promptly advise IPL if JHFI is or becomes subject to any proceedings or is sanctioned or suspended (i) by the Securities and Exchange Commission or NASD, (ii) by any court, or (iii) by any regulatory authority.

(c) IPL and JHFI agree to keep all records required by Federal and state laws and regulations, to maintain books, accounts and records so as to clearly and accurately disclose the precise nature and details of the transactions, and to assist one another in the timely preparation of records. To the extent that such records maintained by IPL or JHFI (the "Maintaining Party") are necessary to satisfy the recordkeeping requirements imposed by Federal securities laws and regulations on any other party to this Agreement (the "Responsible Party"), the Responsible Party hereby appoints the Maintaining Party as its agent for the purpose of keeping and maintaining such records. As required by Rule 31a-3 under the 1940 Act and Rule 17a-4(i) under the 1934 Act, such records will be the exclusive property of the Responsible Party, but that shall not preclude the Maintaining Party from having access to such data or records or keeping copies thereof for its own files; and, as the Responsible Party may request, the Maintaining Party shall, as soon as practicable, deliver to the Responsible Party or provide the Responsible Party with reasonable access to, data or records held by it for the Responsible Party pursuant to this Agreement in a form mutually agreed to by such. Parties in order to comply with 1934 Act Rule 17a-4(i), with respect to books and records maintained or preserved subject thereto, the Maintaining Party hereby undertakes to permit examination of such books and records at any time or from time to time during business hours by representatives or designees of the Securities and Exchange Commission ("SEC"), and to promptly furnish to the SEC or its designee true, correct, complete and current hard copy of any or all of any part of such books and records.

9     Assignment and Delegation

         No assignment of this Agreement or any commissions hereunder or any interest herein shall be valid unless authorized in advance in writing by an authorized officer of IPL. IPL may allocate or delegate any of its duties or obligations under this Agreement to any of its affiliates or designees.

10    Termination

(a) Either party may terminate this Agreement with or without cause, by giving sixty (60) days written notice to the other party.

(b) This Agreement shall terminate automatically in the event the other party:

         (1)      Ceases doing business and elects to be dissolved;

         (2) Becomes insolvent or admits in writing its inability to pay its debts as they come due;

         (3) Files a voluntary petition in bankruptcy or for reorganization or is adjudicated as a bankrupt or insolvent;

         (4) Has a liquidator, or trustee, or receiver appointed over its affairs or a substantial portion of its assets, and such appointment shall not have been terminated and discharged within thirty (30) days; or

         (5) Has its license suspended or revoked by a state insurance commissioner, or by a Federal or state securities agency; or has its membership in any self-regulatory organization suspended or revoked.

(c) This Agreement shall automatically terminate when required by any governmental authority or court of law. If any law, regulation, or order or ruling of any governmental authority or court of law prohibits or makes illegal compliance by either party with any obligation hereunder, then this Agreement may be terminated by either party immediately upon written notice to the other party.

(d) This Agreement shall automatically terminate in the event the General Responsibility Agreement between John Hancock Mutual Life Insurance Company and John Hancock Funds, Inc. is terminated.

(e) Notwithstanding the foregoing, all conditions, duties, and obligations of this Agreement will remain in effect with respect to additional premium payments made under Contracts issued prior to the termination of this Agreement, including the payment of additional premiums under those Contracts.

11.      Notice

Any notice required by the terms of this Agreement or any attachment hereto shall be valid if in writing and hand delivered or sent by United States mail postage prepaid or overnight delivery service to the other parties at the following addresses:

IPL:                                                    JHFI:
Investors Partner Life Insurance Company or             John Hancock Funds, Inc.
Investors Partner Life Insurance Company of             101 Huntington Avenue
     New York, Inc.                                     Boston, MA  02119
John Hancock Place                                      Attention:
P.O. Box 942
Boston, MA  02117
Attention:

12.      Waiver

The failure of any party to insist, in any one or more instances, on performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any term, covenant, or condition, but the obligations of the parties with respect thereto shall continue in effect.

13.      Entire Contract

(a) This Agreement constitutes the entire agreement between the parties. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part thereof or effect in any way the meaning or interpretation of this Agreement.

(b) No amendments of or other changes to this Agreement shall be valid unless signed by an authorized officer of each of the parties hereto.

14.      Choice of Law

The laws of the Commonwealth of Massachusetts shall govern all matters concerning validity, performance and interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate on the day and year first written above.

                                     Investors Partner Life Insurance Company
                                     Investors Partner Life Insurance Company of
                                         New York, Inc.

                                     -------------------------------------------
                                     By:                            (as to both)
                                     Title:_____________________________________

                                     John Hancock Funds, Inc.

                                     -------------------------------------------
                                     By:
                                     Title:_____________________________________

                                   APPENDIX A
                     TO MARKETING AND DISTRIBUTION AGREEMENT

JHFI agrees that it shall act as principal distributor of the following variable life insurance policies issued by IPL:

o Investors Partner Variable Life, a Flexible Premium Variable Life Insurance Policy

The parties agree that this Appendix may be amended from time to time to include other variable life insurance policies that may be issued by IPL.

                                   APPENDIX B
                     TO MARKETING AND DISTRIBUTION AGREEMENT

                       FORM OF SOLICITING DEALER AGREEMENT

                            JOHN HANCOCK FUNDS, INC.
                              101 HUNTINGTON AVENUE
                              BOSTON, MA 02199-7603

SOLICITING DEALER AGREEMENT


                                                            Date:_______________


AGREEMENT by and among INVESTORS PARTNER LIFE INSURANCE COMPANY, a Delaware corporation, INVESTORS PARTNER LIFE INSURANCE COMPANY OF NEW YORK, INC. (a New York corporation, which together with Investors Partner Life Insurance Company collectively will be referred to hereinafter as "IPL"), JOHN HANCOCK FUNDS, INC. (hereinafter JHFI or "Distributor"), a Delaware corporation, and SELLING FIRM of _______________________________________, (hereinafter "Broker/Dealer").


1.       General authorization

         1.a. IPL has entered into a Marketing and Distribution Agreement with JHFI authorizing JHFI to distribute the life insurance contracts issued by IPL ("Contracts", which term when used herein includes both individual life insurance contracts and certificates issued under group contracts) through selected dealers who have current Soliciting Dealer Agreements executed between Distributor and such Soliciting Broker Dealer. Compensation will be paid to the Soliciting Dealer by IPL on behalf of Distributor (see "Compensation" below).

         1.b. Subject to the terms and conditions contained in this Agreement, IPL, as issuer of the Contracts, and JHFI, as the principal distributor of the Contracts, appoint Broker/Dealer (including its Associated Insurance Agency) as a non-exclusive Broker/Dealer for soliciting applications for the Contracts, and Broker/Dealer accepts such appointment. Associated Insurance Agency shall be defined to mean a licensed agency which has a contractual and organizational relationship with the Broker/Dealer as a parent, subsidiary, or an entity under common control with Broker/Dealer, and which is authorized under applicable state law to receive insurance commissions.

         1.c. For the purpose of compliance with any applicable Federal or state securities laws or regulations, Broker/Dealer acknowledges and agrees that in performing the services covered by this Agreement, it is acting in the capacity of an independent "broker" or "dealer" as defined by the by-laws of the NASD, and neither it nor any associated agency is an agent or employee of IPL. In furtherance of its responsibilities as a broker or dealer, the Broker/Dealer acknowledges that it is responsible for statutory and regulatory compliance in securities transactions involving all business activity and business produced by its Registered Representatives (as defined below) concerning the Contracts. Broker/Dealer shall maintain errors and omissions coverage in an amount acceptable to IPL and Distributor at all times during which this Agreement, or any provision, is in effect.

         1.d. For the purpose of compliance with any applicable state insurance laws or regulations, the Broker/Dealer acknowledges and agrees that persons selected by it to distribute and sell the Contracts must be properly licensed to represent IPL in accordance with securities laws and the state insurance laws of those jurisdictions in which the Contracts may be lawfully distributed and in which such Representatives of the Broker/Dealer solicit applications for the Contracts. Broker/Dealer and its Registered Representatives shall strictly comply with all the applicable securities and insurance laws and regulations, including all applicable rules of the NASD, in soliciting applications for Contracts and in performing all of their other obligations and functions under this Agreement.

2.       Scope of Authority

         2.a. The Broker/Dealer shall be authorized to: (a) receive for forwarding to IPL applications for Contracts; (b) receive for forwarding to IPL the premiums in connection with any such application; (c) deliver the Contract issued to the applicant by IPL; and (d) collect premiums for forwarding to IPL via an applicant's brokerage account as specifically directed by any such applicant who has authorized the Broker/Dealer to act on the applicant's behalf. Broker/Dealer agrees to indemnify IPL and the Distributor for any claim arising from or connected to such client brokerage account, including claims related to misappropriation of funds and the failure to act in accordance with the related brokerage account agreement.

         2.b. Neither the Broker/Dealer nor any of its "related persons" (defined to include Registered representatives, associated agencies, employees, or agents) is authorized (a) to alter any application or Contract; (b) to collect or in any manner receive premiums from applicants in the form of checks, money orders or electronic funds transfers payable to any person or entity other than IPL; (c) to waive any forfeiture; (d) to make any settlement of any claim or claims; (e) to rebate any portion of a payment to any party either directly or indirectly; or (f) to perform any function other than as expressly authorized in the preceding paragraph.

         2.c. The Broker/Dealer agrees that it and its related persons will sell Contracts and process all transactions with respect to the Contracts in accordance with the insurance and securities laws of the state or states in which they are licensed to transact business and all applicable Federal laws.

         2.d. Neither the Broker/Dealer nor any of its related persons shall publish, circulate or use any advertising material with respect to IPL, the John Hancock Variable Series Trust I (the "Series Fund"), or IPL's insurance products without express written authorization from an authorized officer of the Distributor. As used herein, the term "advertising" means any material designed to create interest in IPL's products or to induce any person to purchase IPL's products including, without limitation, any of the following: (a) printed and published material, descriptive literature used in direct mail, newspapers, magazines, radio, telephone and television scripts, billboards, computer displays and similar displays;
                  (b) descriptive literature and sales aids of all kinds, including but not limited to circulars, leaflets, depictions, illustrations, and form letters; (c) material used for recruitment, training and education of agents and Registered Representatives which is designed to by used or is used to induce the public to purchase IPL's products; (d) prepared sales talks, presentations and material for use by agents and Registered Representatives in private or public seminars or any other setting; and (e) the use of the IPL name or logo or any other identifiers referring directly or indirectly to IPL, the Distributor, any of their affiliates, or the Series Fund.

3.       Duties of the Broker/Dealer

         3.a. The Broker/Dealer will select persons to be employed and supervised by it who will be trained and are qualified to solicit applications for the Contracts in conformance with applicable state and Federal laws and regulations ("Registered Representatives"). The Broker/Dealer shall also be charged with sole responsibility to perform background reviews of all agents appointed to sell the Contracts. Registered Representatives will be registered representatives of the Broker/Dealer in accordance with the rules of the NASD, and they will be properly licensed to represent IPL in accordance with the state insurance laws of those jurisdictions in which the Contracts may lawfully be distributed and in which they solicit applications for such Contracts. IPL shall be responsible for payment of the fee required to initially appoint a Registered Representative as its agent, with the sole discretion to pay renewal fees for such appointment as IPL may be required to pay from time to time.

         3.b. The Broker/Dealer will ensure that its Registered Representatives shall not make recommendations to applicants to purchase Contracts in the absence of reasonable grounds to believe the purchase of each Contract is suitable for the applicant. The procedure will include, but is not limited to, review of all proposals and applications for Contracts for suitability and completeness and correctness as to form, as well as review and endorsement on an internal record of the Broker/Dealer of the transactions. The Broker/Dealer will promptly forward to IPL, or its designee, all applications found suitable, together with any payments received with the applications. Although business may be submitted net of commission, any other deduction or reduction is not allowed unless such deduction or reduction is expressly permitted by this Agreement, or by any amendment thereto in writing. IPL reserves the right to reject any Contract application and to return any payment made in connection with an application which is rejected.

         3.c. The Broker/Dealer shall ensure delivery of the current prospectus for the Contracts and the Series Fund, together with all current supplements thereto, to every applicant for a Contract at or prior to the time that an application form or any sales literature or advertising material (as defined in Section 2 above) is submitted to the applicant (other than materials submitted in compliance with Rules 134 or 482 under the Securities Act of 1933 [the "1933 Act"]). JHFI shall at all times keep the Broker/Dealer informed of the dates of the appropriate current prospectuses and any supplements thereto.

         3.d. The Broker/Dealer and its related persons will perform the selling functions required by this Agreement only in accordance with the terms and conditions of the then current prospectus applicable to the Contracts and will make no representations not included in prospectus or Statement of Additional Information ("SAI") for the Contracts, the current prospectus for the Series Funds, any current supplements to such prospectus and SAI's or in any "advertising" material used in compliance with Section 2 above, or any supplemental material approved in writing by the Distributor and IPL. Material prepared or used by the Broker/Dealer or its related persons, which describes or must describe the Contract, or uses the name IPL or the logos or Service Marks of IPL or the Series Fund must be approved by IPL and the Distributor in writing prior to any such use.

4.       Duties of the Distributor

         4.a. Distributor will notify Broker/Dealers of the issuance of any stop order or any Federal or state judicial or regulatory proceeding which would prevent the sale of Contracts in any jurisdiction. Certain other responsibilities, including the distribution of Commission payments to the Broker/Dealer, may be delegated to John Hancock Insurance Agency, Inc.

5.       Duties of IPL

         5.a.     IPL shall be responsible for:


                  5.a.1. Obtaining certifications from the Broker/Dealer that Broker/Dealer and its representatives have the appropriate state insurance licenses to solicit sales of the Contract;

                  5.a.2. Obtaining the approval of the forms of contracts and applications which are the subject of this Agreement from the applicable regulatory authorities; and

                  5.a.3. Supplying all standard Contracts and Series Fund prospectuses, any current supplements thereto, and product brochures.


         5.b IPL reserves the right to withdraw, change, or modify any Contracts and applications covered by this Agreement, or to withdraw wholly or in part from the marketing of Contracts in any jurisdiction without incurring any liability or obligation to the Broker/Dealer or to any Registered Representative. Upon notice of such termination, the Broker/Dealer agrees to immediately cease all offers and sales of Contracts, and to notify its Registered Representatives of the withdrawal of such authority. It is understood that IPL retains the right to reject or terminate the authorization of any Registered Representative with or without the agreement of the Broker/Dealer.

         5.c IPL reserves the right to revise all Contract related forms and the design features of the Contracts at any time in any manner it deems necessary.

6.       Accounting

         6.a. All premiums received for IPL by the Broker/Dealer by reason of this Agreement shall belong to IPL and shall be received and held by the Broker/Dealer in an fiduciary capacity only. All such premiums (together with all applications and related information) shall be delivered promptly to IPL

7.       Compensation

         7.a. As full and sole compensation for Broker/Dealer's faithful performance of its duties under this Agreement, IPL (on behalf of Distributor) shall pay, and Broker/Dealer shall be entitled to receive, commissions on premiums collected according to the applicable rate of commission stated in Schedule A, which is attached to and forms a part of this Agreement. In the event of any return of a Contract within any "Right to Cancel" period, or in the event that IPL rejects an application, any related compensation paid to the Broker/Dealer will be refunded by the Broker/Dealer directly to Distributor without Distributor or IPL incurring any liability or offset for any compensation payable to the Broker/Dealer. If for any reason a purchase transaction is reversed, or account values are withdrawn, or a contract is partially or fully surrendered, Broker/Dealer shall not be entitled to receive or retain (i) any part of the compensation paid or payable on any scheduled or unscheduled payment of premium occurring within 183 days immediately preceding such event, and (ii) 50% of the compensation paid or payable on any scheduled or unscheduled payment of premium occurring more than 183 days but less than 366 days immediately preceding such event. Upon demand such compensation due back to IPL by Broker/Dealer shall be paid in full.

         7.b. Broker/Dealer shall be paid or entitled to commission calculated on the basis of gross written premium received and forwarded to IPL in accordance with IPL's requirements. IPL reserves the right to change or amend the terms of the commission rates at any time upon written notice to the Broker/Dealer. The Broker/Dealer agrees that neither IPL nor the Distributor shall have any liability with respect to any compensation payable to any Registered Representatives.

         7.c. No compensation shall be payable to the Broker/Dealer with respect to any issued Contract purchased with funds withdrawn from any insurance, annuity, or mutual fund product issued by IPL, or by John Hancock Mutual Life Insurance Company or any of Hancock's subsidiaries or affiliates. In the event that any compensation is paid to the Broker/Dealer for such a purchase, the Broker/Dealer shall promptly repay the Distributor the entire amount of any such compensation paid. The Distributor also shall have the right to deduct said amount paid from any future payment due the Broker/Dealer.

         7.d. If this Agreement terminates, no further payments of any kind will be made to the Broker/Dealer except with respect to Contracts issued prior to the date of termination, or applied for prior to but issued after the date of termination. The obligations of IPL with respect to compensation payable under
                  Section 7 shall continue only with respect to additional premiums received and accepted by IPL after the termination of this Agreement.

8.       Indemnification

         8.a. Broker/Dealer agrees to indemnify and hold harmless the Series Fund, IPL, IPL's direct and indirect subsidiaries and affiliates, including (without limitation) the Distributor, and each of their directors, trustees, and officers, against any losses, claims, damages, or liabilities to which the Series Fund, IPL, the Distributor, or any such director, trustee, or officer may become subject under the 1933 Act, any state insurance laws, or otherwise insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon:

                  8.a.1. Any use of unauthorized advertising materials (as defined in Section 2 hereof) or any verbal or written misrepresentations or unlawful sales practices concerning a Contract by Broker/Dealer or any of its related persons; or

                  8.a.2. Claims by agents or Registered Representatives or employees of Broker/Dealer or any affiliated Agency for commissions or other compensation or remuneration of any type; or

                  8.a.3. Failure by the Broker/Dealer or any of its related persons to comply with all applicable state insurance laws and regulations including by not limited to state licensing requirements, rebate laws, and replacement regulations, as well as all requirements of state and Federal securities laws; or

                  8.a.4. Failure by the Broker/Dealer or any of its related persons to comply with the provisions of this agreement, and any agreement made to receive and process any premiums collected from applicants.

         8.b. Broker/Dealer will reimburse the Series Fund, IPL, and Distributor, and each of their direct or indirect subsidiaries or affiliates, and each of their directors, trustees or officers for any legal or other expenses they reasonably incur in connection with investigating or defending any such loss, claim, damage, liability, or action.

         8.c. IPL and Distributor agree to indemnify and hold harmless Broker/Dealer and each person who controls or is associated with Broker/Dealer against any losses, claims, damages or liabilities, joint or several, to which Broker/Dealer or such controlling or associated person may become subject under the 1933 Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact required to be stated therein, or necessary to make the statements therein not misleading, contained (i) in any registration statement or other document executed by IPL specifically for the purpose of qualifying a Contract for sale under the laws of any jurisdiction, or (ii) in any prospectus or SAI (or any supplement thereto) or any other written information or sales material authorized and supplied or furnished by IPL or the Distributor in connection with the offer and sale of the Contracts.

         8.d. The provisions of this Section 8 shall survive the termination of this Agreement.

9.       Cooperation

         9.a. The Broker/Dealer and Distributor jointly agree to fully cooperate with each other and IPL in any insurance or securities regulatory investigation or proceeding or judicial proceeding arising in connection with any Contract. The Broker/Dealer shall promptly forward to Distributor any notice of claim or relevant information concerning a potential claim which may come into its possession, and shall promptly forward to Distributor any legal papers served involving such claim.

         9.b. The Broker/Dealer shall immediately notify Distributor of the issuance by any regulatory body of any order with respect to the operation or business of the Broker/Dealer, or the initiation of any proceeding for any purpose relating to the sale of the Contracts, and of any other actions or circumstances that may prevent the lawful offer or sale of any of the Contracts in any state or jurisdiction. In addition, the Broker-Dealer shall promptly advise Distributor if the

                  Broker/Dealer or any of its Associated Agencies or a Registered Representative is or becomes subject to any proceedings or is sanctioned or suspended(i) by the Securities and Exchange Commission ("SEC") or NASD, (ii) by any court, or
                  (iii) by any state regulatory authority.

10.      Assignment

         10.a. The Broker/Dealer may assign rights or obligations under this Agreement to any insurance agency that is deemed to be an associated person of the Broker/Dealer, within the meaning of
                  Section 3(a)(18) of the Securities Exchange Act of 1934, to the extent necessary or appropriate in order to comply with applicable insurance laws or regulations. If obligations under this Agreement are assigned to such an Associated Agency as permitted herein, the Broker/Dealer shall not be relieved of any such obligations. The Broker/Dealer agrees that it and any of its Associated Agencies will conduct any such networking arrangements in compliance with any such Associated Agency as a Broker/Dealer. No other assignment of the Agreement by the Broker/Dealer or any commission hereunder or any interest herein shall be valid unless authorized in advance in writing by authorized officers, respectively, of IPL and Distributor.

11.      Year 2000 Warranty

         11.a. Notwithstanding any other provision of this Agreement, Broker/Dealer represents and warrants that its computers and computer related systems and networks (hereinafter called "computers") are capable of running prior to, during and after the calendar year 2000 AD, and that said computers will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, Broker/Dealer further represents and warrants that: (1) its computers will not cause any software delivered by IPL pursuant to this Agreement to abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; (ii) the computers have been designed or tested to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century; and (iii) the computers include "Year 2000 Capabilities." For the purposes of this paragraph, "Year 2000 Capabilities" means that the computers:

                  11.a.1. will manage and manipulate data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; and

                  11.a.2. provide that all date-related user interface functionalities and data fields include the indication of century; and

                  11.a.3. provide that all date-related data interface functionalities include the indication of century.

         11.b. Broker/Dealer agrees to indemnify and hold harmless IPL and its directors, officers, employees and agents from and against any and all claims, liabilities, damages, judgments, costs or expenses ( including reasonable attorneys' fees and the costs of investigation), that arise out of or result from any breach of the foregoing provision.

12.      Amendments

         12.a. IPL reserves the right to amend this Agreement or any Schedule attached hereto at any time. An amendment to the Agreement shall be effective thirty (30) days from the date notice is given the Broker/Dealer. Amendments to Schedules shall be effective without approval of the Broker/Dealer from the date notice is given to the Broker/Dealer that a new or amended Schedule has been issued by IPL.

         12.b. No amendment made by the Broker/Dealer shall be effective unless it is agreed to in writing by IPL and the Distributor.

13.      Termination

         13.a.    This agreement shall terminate:

                  13.a.1. If the Broker/Dealer is dissolved, liquidated, or otherwise ceases business operations;

                  13.a.2. If the Broker/Dealer fails, in IPL's sole judgment, to comply with any of its obligations under this Agreement;

                  13.a.3. If the Broker/Dealer's state insurance license or appointment to represent the Company is terminated;

                  13.a.4. If the Broker/Dealer's SEC, state, or NASD registration or membership is suspended, terminated or otherwise limited so as to render the Broker/Dealer, in the Company's opinion, unable to perform its obligations pursuant to this Agreement; or

                  13.a.5. If the Broker/Dealer refuses to accept an amendment made in accordance with Section 12.

         13.b. The termination date of this Agreement for any of these reasons shall be the date of occurrence.

         13.c. Notwithstanding the provisions of Section 13.a, any of the parties shall have the right to terminate this Agreement for any reason. Termination in accordance with this Section shall be effective thirty (30) days from the date notice is given by the terminating party.

14.      Notice

         14.a. Any notice required by the terms of this Agreement or any attachment hereto shall be valid if in writing and hand delivered or sent by United States mail postage prepaid or overnight delivery service to the other parties at the following addresses:

         Investors Partner Life:                        JHFI:
         Investors Partner Life Insurance Company       John Hancock Funds, Inc.
         Investors Partner Life Insurance Company of    101 Huntington Avenue
              New York, Inc.                            Boston, MA  02119
         John Hancock Place                             Attention:
         P.O. Box 942
         Boston, MA  02117
         Attention:

         SELLING FIRM:

         ----------------------------------
         ----------------------------------
         ----------------------------------
         ----------------------------------
         Attention:

15.      Headings

         15.a. The headings in this Agreement are for reference purposes only and shall not be deemed part of this Agreement or affect its interpretation or meaning.

16.      Severability

         16.a. The provisions of this Agreement are severable, and if any provision of this Agreement or any amendment to it is found to be invalid, such provision shall not affect any other provision of the Agreement that can be given effect without the invalid provision.

17.      Counterparts

         17.a. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

18.      Governing Law

         18.a. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.


                           INVESTORS PARTNER LIFE INSURANCE COMPANY
                           INVESTORS PARTNER LIFE INSURANCE COMPANY OF
                           NEW YORK, INC.
                           By:______________________________________(as to both)
                           Name:________________________________________________
                           Title:_______________________________________________

                           JOHN HANCOCK FUNDS, INC.
                           By:__________________________________________________
                           Name:________________________________________________
                           Title:_______________________________________________

                           SELLING FIRM
                           By:__________________________________________________
                           Name:________________________________________________
                           Title:_______________________________________________

Schedule A
Broker/Dealer Compensation Schedule


------------------------------------------------------------------------------------------------------------------------------------
                                                  Percent of Premium                                Percent of Account Value (BOY)
------------------------------------------------------------------------------------------------------------------------------------
                                 Year 1                   Years 2 -- 5    Years 6 -- 10  Years 11 and up  Face less than  greater/ =
                                                                                                                250,000    250,000
------------------------------------------------------------------------------------------------------------------------------------
                                 Target
               Account   IssAge  IssAge   IssAge                                                                Start          Start
     Plan       Type      0-75   76-80    81-85  Excess   Target  Excess  Target  Excess  Target  Excess  Rate   Year    Rate   Year
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    Default       A        80%    75%     70%     2.0%      3%      3%      0%      0%      0%     0%     0.00%     3   0.20%    3
                  B        90%    85%     80%     2.5%      3%      3%      0%      0%      0%     0%     0.00%     3   0.20%    3
                  C       100%    95%     90%     3.0%      3%      3%      0%      0%      0%     0%     0.00%     3   0.20%    3

------------------------------------------------------------------------------------------------------------------------------------
 Alternative 1    A        60%    55%     50%     2.0%      3%      3%      0%      0%      0%     0%     0.30%     3   0.50%    3
                  B        70%    65%     60%     2.5%      3%      3%      0%      0%      0%     0%     0.30%     3   0.50%    3
                  C        80%    75%     70%     3.0%      3%      3%      0%      0%      0%     0%     0.30%     3   0.50%    3

------------------------------------------------------------------------------------------------------------------------------------
 Alternative 2    A        45%    40%     35%     2.0%      3%      3%      0%      0%      0%     0%     0.55%     3   0.75%    3
                  B        55%    50%     45%     2.5%      3%      3%      0%      0%      0%     0%     0.55%     3   0.75%    3
                  C        65%    60%     55%     3.0%      3%      3%      0%      0%      0%     0%     0.55%     3   0.75%    3

------------------------------------------------------------------------------------------------------------------------------------
 Alternative 3    A        30%    25%     20%     2.0%      3%      3%      0%      0%      0%     0%     0.80%     3   1.00%    3
                  B        40%    35%     30%     2.5%      3%      3%      0%      0%      0%     0%     0.80%     3   1.00%    3
                  C        50%    45%     40%     3.0%      3%      3%      0%      0%      0%     0%     0.80%     3   1.00%    3

------------------------------------------------------------------------------------------------------------------------------------
 Alternative 4    A        45%    40%     35%     2.0%     15%      3%     15%      0%      0%     0%     0.00%   n/a   0.00%  n/a
                  B        55%    50%     45%     2.5%     15%      3%     15%      0%      0%     0%     0.00%   n/a   0.00%  n/a
                  C        65%    60%     55%     3.0%     15%      3%     15%      0%      0%     0%     0.00%   n/a   0.00%  n/a

------------------------------------------------------------------------------------------------------------------------------------
 Alternative 5    A        65%    60%     55%     2.0%     10%      3%     10%      0%      0%     0%     0.00%   n/a   0.00%  n/a
                  B        75%    70%     65%     2.5%     10%      3%     10%      0%      0%     0%     0.00%   n/a   0.00%  n/a
                  C        85%    80%     75%     3.0%     10%      3%     10%      0%      0%     0%     0.00%   n/a   0.00%  n/a
------------------------------------------------------------------------------------------------------------------------------------

  Notes: Plan may vary by individual producer and may change, but for a particular policy the compensation Plan is fixed at issue.

              Account Type may vary by individual producer and may change, but for a particular policy the compensation Account Type is fixed at issue.
              Account Type is determined based on the level of wholesaler coverage.

              Target Premium includes the base policy target premium and rider premiums; it does not include Flat Extra Premiums.
              For the purpose of calculating commissions, the base policy target will be capped at the base policy target for a substandard class D.